                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                 SCHEDULE 14D-9

                 RECOMMENDATION STATEMENT UNDER SECTION 14(d)(4)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

                                (AMENDMENT NO. 1)

                       PRODIGY COMMUNICATIONS CORPORATION
                            (Name of Subject Company)
                       PRODIGY COMMUNICATIONS CORPORATION
                       (Names of Persons Filing Statement)
                 CLASS A COMMON STOCK, PAR VALUE $.01 PER SHARE
                         (Title of Class of Securities)
                                CUSIP 74283 P107
                      (CUSIP Number of Class of Securities)
                                 DANIEL IANNOTTI
                       PRODIGY COMMUNICATIONS CORPORATION
                             6500 RIVER PLACE BLVD.
                                  BUILDING III
                                AUSTIN, TX 78735
                                  (512)527-1150

      (Name, address, and telephone numbers of person authorized to receive notices and communications on behalf of the persons filing statement)

                                 With Copies to:
                                 ROBERT S. BAIRD
                             VINSON & ELKINS L.L.P.
                               ONE AMERICAN CENTER
                               600 CONGRESS AVENUE
                                   SUITE 2700
                              AUSTIN, TX 78701-3200
                                 (512) 495-8400

[ ] Check the box if the filing relates solely to preliminary communications made before the commencement of a tender offer.

         This Amendment No. 1 amends and supplements the Schedule 14D-9 filed with the Securities and Exchange Commission on October 16, 2001, by
Prodigy Communications Corporation ("Prodigy"), a Delaware corporation.

ITEM 3.  PAST CONTACTS, TRANSACTIONS, NEGOTIATIONS AND AGREEMENTS.

         On October 17, 2001, SBC Communications Inc. ("SBC"), a Delaware corporation, SBC Internet Communications, Inc. ("SBC Internet"), a Delaware corporation and in an indirect wholly owned subsidiary of SBC, and Prodigy reached a definitive agreement for SBC to acquire the remaining equity interest in Prodigy not currently owned by SBC. The agreement provides that SBC Internet will increase its tender offer price from $5.45 to $6.60 per share. SBC and SBC Internet will prepare and mail to Prodigy's stockholders a supplement to their Offer to Purchase containing additional information as promptly as practicable after the date hereof. A copy of SBC's and Prodigy's joint press release announcing the transaction is attached as Exhibit 6 to this Amendment No. 1.

ITEM 4.  THE SOLICITATION OR RECOMMENDATION.

         When SBC and SBC Internet supplement their Offer to Purchase, Prodigy will prepare and mail to its stockholders a letter transmitting its position in compliance with Rule 14e-2 and will further amend this Schedule 14D-9.

ITEM 8.  ADDITIONAL INFORMATION.

         On October 17, 2001, SBC and Prodigy reached an agreement in principle with plaintiffs to settle all pending stockholder litigation in Delaware relating to SBC Internet's tender offer. The agreement is subject to the approval of the Delaware Court of Chancery.

         Also on October 17, 2001, Telefonos de Mexico, S.A. de C.V., Carso Global Telecom, S.A. de C.V. and Telmex Financial Ventures, LLC entered into an agreement to tender their shares into SBC Internet's amended offer. A copy of this letter agreement is filed as Exhibit 7 to this Amendment No. 1.

ITEM 9.  EXHIBITS.

6.       October 18, 2001 Press Release (incorporated by reference to Exhibit
         (a)(1)(x) to Amendment No. 2 to Schedule TO filed by SBC and SBC Internet on October 18, 2001).

7. Letter Agreement, dated October 17, 2001, between SBC and each of Telefonos de Mexico, S.A. de C.V., Carso Global Telecom, S.A. de C.V. and Telmex Financial Ventures, LLC. (incorporated by reference to Exhibit (a)(1)(xi) to Amendment No. 2 to Schedule TO filed by SBC and SBC Internet on October 18, 2001).

                                    SIGNATURE

After due inquiry and to the best of my knowledge and belief, I certify that the information set forth in this statement is true, complete and correct.




                                    PRODIGY COMMUNICATIONS CORPORATION


                                    By:    /s/ Daniel Iannotti
                                       -----------------------------------------
                                    Name:  Daniel Iannotti
                                    Title: Senior Vice President, General
                                           Counsel & Secretary


Date: October 18, 2001

EXHIBIT INDEX

            Exhibit:    Description:
            --------    ------------

            6. October 18, 2001 Press Release (incorporated by reference to Exhibit (a)(1)(x) to Amendment No. 2 to Schedule TO filed by SBC and SBC Internet on October 18,
                        2001).

            7. Letter Agreement, dated October 17, 2001, between SBC and each of Telefonos de Mexico, S.A. de C.V., Carso Global Telecom, S.A. de C.V. and Telmex Financial Ventures, LLC. (incorporated by reference to Exhibit
                        (a)(1)(xi) to Amendment No. 2 to Schedule TO filed by SBC and SBC Internet on October 18, 2001).